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Exhibit 3.35

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/12/2002 020237285 - 3373754

CERTIFICATE OF AMENDMENT TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EDWARDS THEATRES, INC.

(Pursuant to Section 242)

        Edwards Theatres, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows for the purpose of amending its Amended and Restated Certificate of Incorporation:

        FIRST:    That the Board of Directors of the Corporation by the unanimous written consent of its members, filed with the minutes of the Board of Directors, adopted resolutions approving the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation, declaring such amendments to be advisable and calling for stockholder approval of the amendments.

        SECOND:    That the amendments were in all respects duly adopted in accordance with the provisions of Section 228 and 242 of the Delaware General Corporation Law.

        THIRD:    That Article 4, Paragraph B, Section 3 of the Certificate of Incorporation shall be deleted in its entirety and the following shall be inserted in lieu thereof:

  "Section 3    Voting Rights.    Each holder of the Series A Preferred Stock and each holder of the Series B Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by applicable law, the holders of Series A Preferred Stock and the holders of Series B Preferred Stock shall not be entitled to vote."

        FOURTH:    That Article 4, Paragraph B, Section 6 of the Certificate of Incorporation shall be deleted in its entirety and the following shall be inserted in lieu thereof:

        "Section 6.    Redemption.

          (a)    Optional Redemption.

              (i)  The Corporation shall have the right to redeem, at any time when the capital of the Corporation is sufficient under applicable law to make such redemption, all or any of the shares of the Series A Preferred Stock. All shares of Series A Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series A Preferred Liquidation Preference.

            (ii)  The Corporation shall have the right to redeem, at any time when the capital of the Corporation is sufficient under applicable law to make such redemption, all or any of the shares of the Series B Preferred Stock; provided, however, that without the consent of the holders of the Series B Preferred Stock (which consent may be withheld or delayed in the sole discretion of such holders), the Series B Preferred Stock shall not be redeemed unless all of the issued and outstanding shares of the Series A Preferred Stock have been, or will concurrently with the redemption of the Series B Preferred Stock be, redeemed. All shares of

    Series B Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series B Preferred Liquidation Preference.

            (iii)  Subject to the next succeeding sentence, each holder of Series B Preferred Stock shall have the right, by giving written notice (the "Series B Redemption Notice") to the Corporation at any time not less than five Business Days prior to the date of the redemption of one or more shares of the Series A Preferred Stock pursuant to clause (i) above (the "Optional Redemption Date"), to require the Corporation to redeem, concurrently with the redemption of the Series A Preferred Stock, the number of shares of Series B Preferred Stock equal to its pro rata share of (x) the number of shares of Series B Preferred Stock outstanding prior to giving effect to any redemption of Series B Preferred Stock to be effected pursuant to this clause (iii) multiplied by (y) a fraction, the numerator of which is the number of shares of Series A Preferred Stock to be redeemed and the denominator of which is the number of outstanding shares of Series A Preferred Stock prior to giving effect to such redemption. If the capital of the Corporation on any Optional Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series A Preferred Stock to be redeemed on the Optional Redemption Date and the total number of outstanding shares of Series B Preferred Stock set forth in each Series B Redemption Notice to the Corporation (collectively, the "Redeemable Shares"), those funds which are legally available for redemption shall be used to redeem the maximum possible number of the Redeemable Shares pro rata among the holders of the Redeemable Shares based upon the aggregate Liquidation Preference of the Redeemable Shares held by each such holder. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem all or any portion of such Redeemable Shares, the Corporation shall make such payments of such amounts as are legally available for redemption of such shares, to redeem the balance of such shares, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

          (b)    Mandatory Redemption

              (i)  The Corporation shall redeem, on October 1, 2008 (the "Mandatory Redemption Date"), all of the outstanding shares of Series A Preferred Stock. All shares of Series A Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series A Liquidation Preference. If the capital of the Corporation on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series A Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series A Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series B Preferred Stock pursuant to subsection (ii) below. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series A Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

            (ii)  On the Mandatory Redemption Date, the Corporation shall redeem, all of the outstanding shares of Series B Preferred Stock. All shares of Series B Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series B Liquidation Preference following the payment in full by the Corporation of all amounts payable to the holders of Series A Preferred Stock pursuant to subsection (i) above. If the capital of the Corporation on any Redemption date is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock to be redeemed

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    on the Mandatory Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full. At any time thereafter when the capital of the corporation is sufficient under applicable law to redeem such shares of Series B Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

          (c)    Redemption Mechanics.

              (i)  At least 10 Business Days but not more than 30 days prior to any date on which the Corporation proposes to redeem any series of Preferred Stock pursuant to subsection (a) above, (each a "Redemption Date"), written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Corporation Redemption Notice is given) of shares of Series A Preferred Stock and/or Series B Preferred Stock, as applicable, notifying such holder of the redemption and specifying the number of shares of Preferred Stock to be redeemed, the applicable Liquidation Preference, the Redemption Date and the place where said Liquidation Preference shall be payable. In the event the Corporation proposes to redeem the Series A Preferred Stock pursuant to subsection (a)(i) above, a copy of the Redemption Notice shall be given concurrently to each holder of record of Series B Preferred Stock. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. On the Mandatory Redemption Date the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock and upon mailing any Redemption Notice the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Series A Preferred Stock and/or Series B Preferred Stock therein specified, and in each such case all funds necessary for such redemption shall be set aside by the Corporation.

            (ii)  On or before any Redemption Date, the Corporation shall deposit the amount of the applicable Liquidation Preference thereof with a bank or trust company having an office in the City of Los Angeles, designated in the Redemption Notice, irrevocably in trust for the benefit of the holder of such share of Preferred Stock and thereafter such share shall be deemed to have been redeemed on the Redemption Date so specified, whether or not the certificate for such share of Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Preferred Stock of the certificate representing such Preferred Stock, the Corporation shall immediately pay the applicable Liquidation Preference to such holder.

            (iii)  From and after the close of business on the Redemption Date or, if the Corporation does not redeem all shares of Preferred Stock required to be redeemed on such date, the date on which shares of Preferred Stock are redeemed following the Redemption Date, as contemplated in Sections 6(a)(iii), 6(b)(i) and (6)(b)(ii) above, which shares shall be deemed to be redeemed on the date on which the Corporation sends payment in full therefor, in cash, as provided in Section 6(a)(iii), 6(b)(i) or 6(b)(ii) above, as applicable, to the holders of shares being so redeemed (each a "Delayed Redemption Date"), all rights of holders of shares of Preferred Stock being so redeemed shall cease with respect to such shares on such Redemption Date or Delayed Redemption Date, as applicable, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

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            (iv)  In case fewer than all the shares represented by any certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof."

        FIFTH:    Except as amended hereby, the provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed by an authorized officer this 8th day of April, 2002.

EDWARDS THEATRES, INC.
By:	/s/ RONALD REID
Ronald Reid, Chief Executive Officer

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STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 09/06/2001 010441828-3373754

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EDWARDS THEATRES, INC.

        EDWARDS THEATRES, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"),

        DOES HEREBY CERTIFY:

        FIRST: That the filing date of the Corporation's original Certificate of Incorporation (the "Certificate of Incorporation") with the Secretary of State of the State of Delaware was April 18, 2001;

        SECOND: That the amendment and restatement of the Certificate of Incorporation (the "Restated Certificate") has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law by the Board of Directors and the stockholders of the Corporation; and

        THIRD: That the Restated Certificate of Incorporation so adopted reads as follows.

        RESOLVED, that the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

ARTICLE 1

        The name of the Corporation is Edwards Theatres, Inc.

ARTICLE 2

        The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE 4

        The total number of shares of stock which the Corporation shall have authority to issue is Eleven Million (11,000,000) shares, divided into two classes to be designated "Common Stock" and "Preferred Stock". The total authorized number of shares of Common Stock, par value $0.001 per share, is Ten Million (10,000,000), of which Two Million (2,000,000) shares are designated Class A Common Stock (the "Class A Common Stock") and Two Million (2,000,000) shares are designated Class B Common Stock (the "Class B Common Stock" ). The total authorized number of shares of Preferred Stock, par value of $0.001 per share, is One Million (1,000,000), of which Fifty-Six Thousand (56,000) shares are designated Series A Preferred Stock (the "Series A Preferred Stock") and Fifteen Thousand (15,000) shares are designated Series B Preferred Stock (the "Series B Preferred Stock").

        As to the remaining undesignated shares of authorized Common Stock or Preferred Stock, the Board of Directors of the Corporation is hereby expressly authorized at any time, and from time to time, to create and provide for the issuance of shares of Common Stock or Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the General Corporation Law to establish the number of shares to be included in each such class or series, and to fix the designations, preferences and relative, participating, optional or other special rights of the shares of each such class or series and the qualifications, limitations of restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

        The powers, designations, preferences and relative, participating, optional or other special rights (and the qualifications, limitations or restrictions thereof) of the Common Stock and the Preferred Stock are as follows:

        A.    COMMON STOCK

          Section 1.    Dividends and Distributions.

          Subject to other provisions of this Article 4, and in addition to the rights of the holders of the Preferred Stock set forth in Article 4(B), the holders of Common Stock and Preferred Stock shall be entitled to the payment of dividends when and as declared by the Board of Directors out of funds legally available therefor, after payment of such dividends on the shares of Preferred Stock as provided in Article 4(B) below, as follows: (i) 10.2% on a pro rata basis to the holders of the Series A Preferred Stock, (ii) 9.8% on a pro rata basis to the holders of the Series B Preferred Stock and (iii) 80% on a pro rata basis to the holders of shares of Common Stock.

          Section 2.    Liquidation Rights.

          Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 5 of Article 4(B) hereof.

          Section 3.    Redemption.

          The Common Stock is not redeemable.

          Section 4.    Voting Rights.

            (a)    Class A Common Stock.    The holder of each share of Class A Common Stock shall have the right to two votes for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and other provisions of this Restated Certificate.

            (b)    Class B Common Stock.    The holder of each share of Class B Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and other provisions of this Restated Certificate.

            (c)    Voting as a Class.    The Class A Common Stock, the Class B Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall vote together, without distinction between classes or series.

          Section 5.    Nonassessable Shares.

          The Common Stock shall be nonassessable.

          Section 6.    Registration; Transfer Taxes.

          The Corporation shall keep as its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Common Stock represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and the restrictions set forth in any applicable stockholders agreement. Each such new certificate shall be registered in such name and shall represent such number of shares of Common Stock as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

          Section 7.    Replacement

          Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock and, in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is a financial institution, its own agreement of indemnity shall be satisfactory), or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        B.    SERIES A PREFERRED STOCK; SERIES B PREFERRED STOCK

          Section 1.    Rank

          The Series A Preferred Stock shall, with respect to redemption on the Mandatory Redemption date and rights upon the occurrence of a Liquidation, rank senior to the Series B Preferred Stock and the Common Stock. With respect to all other matters, the Series A Preferred Stock and the Series B Preferred Stock shall rank pari passu and in preference to the Common Stock and any other class or series of capital stock of the Corporation.

          Section 2.    Dividends and Distributions

            (a)  The holders of shares of Series A Preferred Stock and the Series B Preferred Stock, pari passu and in preference to the holders of any other stock of the Corporation, will be entitled to the payment of dividends in respect of such shares when, as and if declared by the Board of Directors out of funds legally available therefor. Dividends, if declared by the Board of Directors, shall be payable annually in arrears on October 1st of each year (each a "Dividend Payment Date"), commencing on October 1, 2002 (except that if any such date is not a Business Day (as defined below), then such dividend shall be payable on the next succeeding day that is a Business Day), to holders of record of the Series A Preferred Stock and Series B Preferred Stock as they appear on the stock transfer books of the Corporation on such record dates as are fixed by the Board of Directors, which record dates shall not be more than 60 nor less than 10 days preceding the applicable Dividend Payment Date; provided, however, that dividends on the Series A Preferred Stock and the Series B Preferred Stock shall be paid in cash on each Dividend Payment Date on and after the fifth anniversary of the issuance of the Series A Preferred Stock and the Series B Preferred Stock to the extent that such payment is permitted pursuant to applicable law and the terms of agreements governing the Corporation's outstanding indebtedness. Dividends on each share of Series A

    Preferred Stock and Series B Preferred Stock shall accrue, be fully cumulative (whether or not declared) from the date of issuance of such shares and be compounded annually. Each share of Series A Preferred Stock and Series B Preferred Stock shall be entitled to share ratably with each other share of Series A Preferred Stock and Series B Preferred Stock in such dividends as may be paid at such time and in such amounts as the Board of Directors may from time to time determine. The amount of dividends payable for each dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California are authorized or obligated by law or executive order to close.

            (b)  So long as any shares of Series A Preferred Stock or Series B Preferred Stock shall be outstanding, the Corporation shall not, unless full payment for all accrued but unpaid dividends with respect to the Series A Preferred Stock and Series B Preferred Stock shall have been made in cash, (A) declare or pay or set apart for payment any dividend or other distribution upon any Common Stock or any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock and Series B Preferred Stock (for purposes of this clause (ii), "Junior Stock"), or (B) purchase, redeem or otherwise acquire any Junior Stock for any consideration (or make any payment to or available for a sinking fund for the redemption or other redemption or repurchase of any shares of such stock). The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under this Section 2(b)(ii), purchase or otherwise acquire such shares at such time and in such manner.

            (c)  The Series A Preferred Stock shall be paid dividends (each, a "Series A Preferred Stock Dividend") at the annual rate of One Hundred Twenty Dollars ($120.00) per share (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) and if not declared by the Board of Directors or if paid in cash after the Dividend Payment Date to which such dividend related, interest shall accrue on said One Hundred Twenty Dollars ($120.00) at a rate of 12% per annum, compounded annually. The Series B Preferred Stock shall be paid dividends (each, a "Series B Preferred Stock Dividend") at the annual rate of Eighty Dollars ($80.00) per share (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) and if not declared by the Board of Directors or if paid in cash after the Dividend Payment Date to which such dividend related, interest shall accrue on said Eighty Dollars ($80.00) at a rate of 8% per annum, compounded annually.

            (d)  Any reference to "distribution" contained in this Section 2 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

          Section 3.    Voting Rights.

            (a)  Series A Preferred Stock.    The holder of each share of Series A Preferred Stock shall (i) have the right to four votes for each such share, (ii) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by law and other provisions of this Restated Certificate.

            (b)  Series B Preferred Stock.    The holder of each share of Series B Preferred Stock shall (i) have the right to four votes for each such share, (ii) be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and (iii) be entitled to vote upon such matters and in such manner as may be provided by law and other provisions of this Restated Certificate.

            (c)  Voting as a Class.    The Class A Common Stock, the Class B Common Stock, the Series A Preferred Stock and the Series B Preferred Stock shall vote together, without distinction between classes or series.

          Section 4.    Reacquired Shares.

            In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed, the shares so redeemed shall be cancelled and shall not be issuable by the Corporation.

          Section 5.    Liquidation, Dissolution or Winding Up.

            (a)  Upon the occurence of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), the holders of shares of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made to the holders of Common Stock and Series B Preferred Stock, for each share of Series A Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash or, if applicable, other assets, property or stock, equal to (i) $1,000 per share (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus (ii) all accrued and unpaid dividends thereon to the date fixed for such Liquidation (collectively, the "Series A Liquidation Preference"). If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full of the Series A Liquidation Preference to the holders of outstanding shares of Series A Preferred Stock, then the holders of all shares of Series A Preferred Stock shall share ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

            (b)  After the Series A Liquidation Preference has been paid to the holders of the Series A Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid for each share of Series B Preferred Stock held thereby, out of the assets of the Corporation legally available for distribution to its stockholders, an amount in cash equal to (i) $1,000 per share (as adjusted for any stock dividends, combinations, splits or recapitalizations with respect to such shares) plus (ii) all accrued and unpaid dividends thereon to the date fixed for such Liquidation (collectively, the "Series B Liquidation Preference" and each of the Series A Liquidation Preference and the Series B Liquidation Preference being referred to herein as a "Liquidation Preference"). If the assets of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit payment in full of the Series B Liquidation Preference to the holders of outstanding shares of Series B Preferred Stock, then the holders of all shares of Series B Preferred Stock shall share ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

            (c)  After the holders of all shares of Series A Preferred Stock and Series B Preferred Stock and any other series of outstanding Preferred Stock of the Corporation shall have been paid in full the amounts to which they are entitled pursuant to subsections (a) and (b) of this Section 5 or any other provisions of the Restated Certificate, including any certificate of designation adopted by the Board of Directors of the Corporation, the remaining assets of the Corporation available for distribution to the holders of the Corporation's capital stock, if any, shall be distributed (i) 10.2% on a pro rata basis to the holders of the Series A Preferred Stock, (ii) 9.8% on a pro rata basis to the holders of the Series B Preferred Stock and (iii) 80% on a pro rata basis to the holders of shares of Common Stock.

            (d)  None of a merger, consolidation, or sale of all or substantially all of the assets of the Corporation, including a stock-for-stock exchange, shall be deemed to be a Liquidation for purposes of this Section 5 (unless in connection therewith a liquidation of the Corporation is specifically approved).

          Section 6.    Redemption.

            (a)    Optional Redemption.

                (i)  The Corporation shall have the right to redeem, at any time when the capital of the Corporation is sufficient under applicable law to make such redemption, all or any of the shares of the Series A Preferred Stock. All shares of Series A Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series A Preferred Liquidation Preference and the Series A Redemption Premium.

              (ii)  The Corporation shall have the right to redeem, at any time when the capital of the Corporation is sufficient under applicable law to make such redemption, all or any of the shares of the Series B Preferred Stock; provided, however, that without the consent of the holders of the Series B Preferred Stock (which consent may be withheld or delayed in the sole discretion of such holders), the Series B Preferred Stock shall not be redeemed unless all of the issued and outstanding shares of the Series A Preferred Stock have been, or will concurrently with the redemption of the Series B Preferred Stock be, redeemed. All shares of Series B Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series B Preferred Liquidation Preference and the Series B Redemption Premium.

              (iii)  Subject to the next succeeding sentence, each holder of Series B Preferred Stock shall have the right, by giving written notice (the "Series B Redemption Notice") to the Corporation at any time not less than five Business Days prior to the date of the redemption of one or more shares of the Series A Preferred Stock pursuant to clause (i) above (the "Optional Redemption Date"), to require the Corporation to redeem, concurrently with the redemption of the Series A Preferred Stock, the number of shares of Series B Preferred Stock equal to its pro rata share of (x) the number of shares of Series B Preferred Stock outstanding prior to giving affect to any redemption of Series B Preferred Stock to be effected pursuant to this clause (iii) multiplied by (y) a fraction, the numerator of which is the number of shares of Series A Preferred Stock to be redeemed and the denominator of which is the number of outstanding shares of Series A Preferred Stock prior to giving effect to such redemption. If the capital of the Corporation on any Optional Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series A Preferred Stock to be redeemed on the Optional Redemption Date and the total number of outstanding shares of Series B Preferred Stock set forth in each Series B Redemption Notice to the Corporation (collectively, the "Redeemable Shares"), those funds which are legally available for redemption shall be used to redeem the maximum possible number of the Redeemable Shares pro rata among the holders of the Redeemable Shares based upon the aggregate Liquidation Preference of the Redeemable Shares held by each such holder. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem all or any portion of such Redeemable Shares, the Corporation shall make such payments of such amounts as are legally available for redemption of such shares, to redeem the balance of such shares, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

            (b)    Mandatory Redemption.

                (i)  The Corporation shall redeem, on October 1, 2008 (the "Mandatory Redemption Date"), all of the outstanding shares of Series A Preferred Stock. All shares of Series A Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series A Liquidation Preference and the Series A

      Redemption Premium. If the capital of the Corporation on the Mandatory Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series A Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series A Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full prior to any payments to the holders of Series B Preferred Stock pursuant to subsection (ii) below. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series A Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares of Series A Preferred Stock, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

              (ii)  On the Mandatory Redemption Date, the Corporation shall redeem, all of the outstanding shares of Series B Preferred Stock. All shares of Series B Preferred Stock to be redeemed shall be redeemed by paying for each such share an amount in cash equal to the Series B Liquidation Preference and the Series B Redemption Premium following the payment in full by the Corporation of all amounts payable to the holders of Series A Preferred Stock pursuant to subsection (i) above. If the capital of the Corporation on any Redemption Date is insufficient under applicable law to redeem the total number of outstanding shares of Series B Preferred Stock to be redeemed on the Mandatory Redemption Date, the holders of shares of Series B Preferred Stock shall share ratably in any payment legally available for redemption of such shares on the Mandatory Redemption Date according to the respective amounts which would be payable with respect to the full number of shares owned by such holders if all such outstanding shares were redeemed in full. At any time thereafter when the capital of the Corporation is sufficient under applicable law to redeem such shares of Series B Preferred Stock, the Corporation shall make such payments as are legally available for redemption of such shares to redeem the balance of such shares, or such portion thereof for which capital is then legally sufficient, on the basis set forth above.

            (c)    Redemption Mechanics.

                (i)  At least 10 Business Days but not more than 30 days prior to any date on which the Corporation proposes to redeem any series of Preferred Stock pursuant to subsection (a) above, (each a "Redemption Date"), written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Corporation Redemption Notice is given) of shares of Series A Preferred Stock and/or Series B Preferred Stock, as applicable, notifying such holder of the redemption and specifying number of shares of Preferred Stock to be redeemed, the applicable Liquidation Preference and the applicable Redemption Premium, the Redemption Date and the place where said Liquidation Preference and Redemption Premium shall be payable. In the event the Corporation proposes to redeem the Series A Preferred Stock pursuant to subsection (a)(i) above, a copy of the Redemption Notice shall be given concurrently to each holder of record of Series B Preferred Stock. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. On the Mandatory Redemption Date the Corporation shall be obligated to redeem all of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock and upon mailing any Redemption Notice the Corporation shall become obligated to redeem at the time of redemption specified therein all shares of Series A Preferred Stock and/or Series B Preferred Stock

      therein specified, and in each such case all funds necessary for such redemption shall be set aside by the Corporation.

              (ii)  On or before any Redemption Date, the Corporation shall deposit the amount of the applicable Liquidation Preference and shares of Common Stock in satisfaction of the applicable Redemption Premium thereof with a bank or trust company having an office in the City of Los Angeles, designated in the Redemption Notice, irrevocably in trust for the benefit of the holder of such share of Preferred Stock and thereafter such share shall be deemed to have been redeemed on the Redemption Date so specified, whether or not the certificate for such share of Preferred Stock shall be surrendered for redemption and canceled. Upon surrender to the Corporation by the holder of such share of Preferred Stock of the certificate representing such Preferred Stock, the Corporation shall immediately pay the applicable Liquidation Preference and transfer the applicable Redemption Premium to such holder.

              (iii)  From and after the close of business on the Redemption Date or, if the Corporation does not redeem all shares of Preferred Stock required to be redeemed on such date, the date on which shares of Preferred Stock are redeemed following the Redemption Date, as contemplated in Sections 6(a)(iii), 6(b)(i) and 6(b)(ii) above, which shares shall be deemed to be redeemed on the date on which the Corporation sends payment in full therefor, in cash and shares of Common Stock, as provided in Sections 6(a)(iii), 6(b)(i) and 6(b)(ii) above, as applicable, to the holders of shares being so redeemed (each a "Delayed Redemption Date"), all rights of holders of shares of Preferred Stock being so redeemed shall cease with respect to such shares on such Redemption Date or Delayed Redemption Date, as applicable, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

              (iv)  In case fewer than all the shares represented by any certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

              (v)  The aggregate number of shares of Class A Common Stock or Class B Common Stock payable to any holder of Preferred Stock as a Redemption Premium on any Redemption Date shall be rounded up to the nearest whole share.

            (d)    Defined Terms.

              (i)    "Series A Redemption Premium"    shall be the number of shares of Class A Common Stock equal to (A) the number of Series A Preferred shares for which the Series A Redemption Premium is being determined divided by the total number of Series A Preferred Stock issued and outstanding at such time, multiplied by (B) the product of the number of shares of Common Stock issued and outstanding at such time and 13.5%.

              (ii)    "Series B Redemption Premium"    shall be the number of shares of Class B Common Stock equal to (A) the number of Series B Preferred shares for which the Series B Redemption Premium is being determined divided by the total number of Series B Preferred Stock issued and outstanding at such time, multiplied by (B) the product of the number of shares of Common Stock issued and outstanding at such time and 11.5%.

              (iii)    Each of the Series A Redemption Premium and the Series B Redemption Premium being referred to herein as a "Redemption Premium."

        Section 7.    Nonassessable Shares.

        The Preferred Stock shall be nonassessable.

        Section 8.    Registration: Transfer Taxes.

        The Corporation shall keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Series A Preferred Stock and Series B Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock or Series B Preferred Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock of Series B Preferred Stock, as applicable, represented by the surrendered certificate (and the Corporation forthwith shall cancel such surrendered certificate), subject to the requirements of applicable securities laws and the restrictions set forth in any applicable stockholders agreement. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, as shall be requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the surrendered certificate.

        Section 9.    Replacement.

        Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series A Preferred Stock or Series B Preferred Stock and, in the case of loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the registered holder is a financial institution, its own agreement of indemnity shall be satisfactory), or, in the case of mutilation, upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        Section 10.    Amendment and Waiver

        The Corporation shall not amend, alter, change, modify, repeal or waive any provision in this Restated Certificate or Bylaws of the Corporation, including the creation or designation of any class of series of stock senior to or pari passu with the Series A Preferred Stock or Series B Preferred Stock, to

the extent that such amendment, alteration, modification, change, repeal or waiver of the Restated Certificate or Bylaws of the Corporation shall in any way adversely affect the holders of Series A Preferred Stock or Series B Preferred Stock or any of the legal rights and privileges of the holders of the Preferred Stock without the prior written approval of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock and the holders of a majority of the issued and outstanding shares of Series B Preferred Stock. In addition the Corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Article 4(B) and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Preferred Stock against impairment. No amendment modification or waiver of any provision hereof shall extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege hereunder, shall operative as a waiver, amendment or modification of any provision of the Restated Certificate.

        Section 11.    Notices.

        The Corporation shall distribute to the holders of shares of Preferred Stock copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of shares of the Common Stock, at such times and by such method as such documents are distributed to such holders of shares of the Common Stock.

        Section 12.    Attorneys' Fees.

          Any holder of Preferred Stock shall be entitled to recover from the Corporation the reasonable attorneys' fees and expenses incurred by such holder in connection with enforcement by such holder of any obligation of the Corporation hereunder.

ARTICLE 5

        (a)  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the board of directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire board of directors.

        (b)  Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware statutes) outside the State of Delaware at such place of places as may be designated from time to time by the board of directors or by the Bylaws of the Corporation.

ARTICLE 6

        Elections of directors need not be by written ballot, except as may otherwise be provided in the Bylaws of the Corporation.

ARTICLE 7

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that his provision shall not eliminate or limit the liability of a director (i) for any breach of his duty or loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 7 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        Any amendment, repeal or modification of this Article 7, or the adoption of any provision of this Restated Certificate inconsistent with this Article 7, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

ARTICLE 8

        The board of directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

ARTICLE 9

        To the fullest extend authorized by law, the board of directors, acting on behalf of the Corporation, shall indemnify or advance costs of defense, or commit the Corporation to indemnify or advance costs of defense in the future, to any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, partner, trustee, agent or employee, or fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. This paragraph shall not be deemed exclusive of any other provision for indemnification of directors, officer, fiduciaries, employees or agents that may be included in any statute, bylaw resolution of stockholders or directors, agreement or otherwise, either as to action in any official capacity or action in another capacity while holding office.

        The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under applicable law. The Corporation is authorized to provide indemnification of its agents (as defined in Section 317 of the General Corporation Law of California) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification to, at any time or times that the Corporation is subject to Section 2115(b) of the General Corporation Law of California, the limits on such excess indemnification set forth in Section 204 of the General Corporation Law of California.

        Any amendment, repeal or modification of the foregoing provisions of this Article 9 shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed by its authorized officer on this 4 day of September, 2001.

EDWARDS THEATRES, INC.
By:	/s/ STEPHEN V. COFFEY Stephen V. Coffey President

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  Exhibit 3.35
CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EDWARDS THEATRES, INC. (Pursuant to Section 242)
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EDWARDS THEATRES, INC.
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